UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): February 26, 2007
Antares Pharma, Inc.
(Exact Name of Registrant Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-32302 (Commission File Number)	41-1350192 (I.R.S. Employer Identification No.)

250 Phillips Blvd., Suite 290, Ewing, NJ (Address of Principal Executive Offices)	08618 (Zip Code)
Registrant’s telephone number, including area code: 609-359-3020
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On February 26, 2007, Antares Pharma, Inc., a Delaware corporation (the “Company”) entered into a Credit Agreement (the “Credit Agreement”) with MMV Financial, Inc., as agent and a lender (the “Agent” and a “Lender”), and HSBC Capital (Canada) Inc., as a lender (a “Lender” and collectively with MMV Financial Inc., the “Lenders”) to obtain working capital. The Credit Agreement is described in Item 2.03 of this report, which description is incorporated by reference into this Item 1.01.
Pursuant to the Credit Agreement, the Company issued warrants to purchase shares of its common stock (the “Warrants”) to the Lenders. The Warrants are described in Item 3.02 of this report, which description is incorporated by reference into this Item 1.01.
In connection with the issuance of the Warrants and pursuant to the Credit Agreement, the Company entered into a Registration Rights Agreement (the “Rights Agreement”) with the Lenders. Pursuant to the Rights Agreement, the Company has agreed to file with the Securities and Exchange Commission (the “Commission”) a resale registration statement on Form S-3 (the “Registration Statement”) covering the shares of common stock underlying the Warrants (the “Registrable Securities”) as soon as practicable (but within 60 days of the date of the Rights Agreement).
The Company agreed to use commercially reasonable efforts to cause the Registration Statement to be declared effective under the Securities Act of 1933 (the “Securities Act”) as soon as practicable after the date the Registration Statement is filed. In addition, the Company has agreed to use commercially reasonable efforts to keep the Registration Statement continuously effective under the Securities Act until such date as is the earliest of (a) the date when all Registrable Securities covered by the Registration Statement have been sold, (b) with respect to any holder of such security, such time as all Registrable Securities held by such holder may be sold without any restriction pursuant to Rule 144(k) of the Securities Act or (c) the date that is two years following effectiveness of the Registration Statement.
The foregoing is a summary of the terms of the Rights Agreement, and does not purport to be complete. This summary is qualified in its entirety by reference to the full text of the Rights Agreement, which is attached hereto as Exhibit 4.1, and is incorporated by reference herein.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet
Arrangement of a Registrant.

On February 26, 2007, the Company entered into the Credit Agreement consisting of two term loans of up to the aggregate principal amount of $10 million. Antares drew on the first $5 million tranche (the “First Tranche”) on February 27, 2007 (the “First Funding Date”), and subject to certain conditions more fully set forth in the Credit Agreement, the Company has the ability to draw on a second $5 million tranche (the “Second Tranche”), after September 30, 2007 but before December 31, 2007. The balance of any of the borrowings is repayable at anytime, subject to certain conditions and prepayment premiums as more fully set forth in the Credit Agreement. The per annum interest rate is equal to the sum of the yield for three-year US treasury bills as quoted by Bloomberg, plus 800 basis points calculated (i) in the case of the First Tranche, on the business day prior to the First Funding Date and (ii) in the case of the Second Tranche, on the business day prior to the Second Funding Date (as such term is defined in the Credit Agreement). In addition, once set, the applicable interest rate for each tranche will be fixed for the applicable term. The maturity date (i) with respect to the First Tranche is forty-two months from the First Funding Date and (ii) with respect to the Second Tranche is thirty-six months from the Second Funding Date.
As security for the loan, the Company executed in favor of the Lenders, a promissory note, and certain documents to secure all debts, liabilities and obligations of the Company to the Lenders including, but not limited to, the following:
•	a general security agreement issued by the Company in favor of the Agent on behalf of the Lenders creating a security interest in all present and after- acquired personal property of the Company;

•	an account control agreement issued by the Company in favour of the Agent on behalf of the Lenders creating a security interest in all accounts maintained at Wells Fargo;

•	a securities pledge agreement issued by the Company in favor of the Agent on behalf of the Lenders pledging 66% of the securities of each of the Company’s Material Subsidiaries (as defined therein) which are controlled foreign corporations; and

•	the Collateral Assignment Agreement executed by the Company and consented to by its subsidiary, Antares Pharma AG (“AG”), pursuant to which the Company has collaterally assigned all of its rights and interests in a certain intercompany loan agreement.
As a condition precedent to the Second Tranche, the Company must execute and deliver to the Agent, the Second Funding Collateral Assignment Agreement executed by the Company and consented to by its subsidiary, Antares Pharma IPL AG (“IPL”), pursuant to which the Company will collaterally assigned all of its rights and interests in a certain intercompany loan agreement. Under the terms of the Credit Agreement, pursuant to certain events or triggers, the Company may also be required to deliver to the Agent, a perfected security interest in (i) all of the intellectual property consisting of patents and (ii) all of the accounts receiavable of IPL.

The Credit Agreement contains certain covenants and provisions that affect the Company, including, without limitation, covenants and provisions that:
•	restrict its ability to create or incur indebtedness (subject to enumerated exceptions);

•	restrict its ability to create or incur certain liens on its property (subject to enumerated exceptions);

•	require it to maintain, on a consolidated basis, unrestricted cash and cash equivalents of at least $2,500,000;

•	in certain circumstances, restrict its ability to declare or pay any dividends on any shares of its capital stock, purchase or redeem any shares of its capital stock, return any capital to any holder of its equity securities or payment of certain bonuses;

•	restrict its ability to make certain investments;
If an event of default exists under the Credit Agreement, the Agent, on behalf of the Lenders, and the Lenders will be able to terminate the credit facility and accelerate the maturity of all outstanding loans, as well as exercise other rights and remedies as set forth in the Credit Agreement. The following are some of the events which would constitute an event of default under the Credit Agreement:
•	failure to pay principal or interest;

•	failure to pay certain other amounts due thereunder;

•	failure of any representation or warranty to be true and correct in any material respect;

•	default in certain covenants;

•	default under Registration Rights Agreement;

•	default under Security;

•	an insurance lapse;

•	bankruptcy or insolvency events involving the Company;

•	a (i) suspension of business for a period of at least five consecutive days or (ii) cessation of business permanently;

•	certain sales of assets other than those permitted thereunder;
The foregoing is a summary of the terms of the Credit Agreement, and does not purport to be complete. This summary is qualified in its entirety by reference to the full text of the Credit Agreement, which is attached hereto as Exhibit 10.1, and is incorporated by reference herein.
Item 3.02 Unregistered Sales of Equity Securities.
On February 26, 2007, pursuant to the terms of the Credit Agreement, the Company issued Warrants to purchase an aggregate of 640,000 shares of its common stock to the Lenders, of which 240,000 shares underlying the Warrants are conditional on the occurrence of the drawdown of the Second Tranche, with an exercise price of $1.25 per share to the Lenders, all subject to adjustment pursuant to anti-dilution adjustment provisions as further described in the Warrants. Additionally, the issuance of any shares upon exercise of the Warrants is conditioned upon receipt of approval from the American Stock Exchange.
The Warrants were offered and sold to institutional accredited investors without registration under the Securities Act or any state securities laws. The Company relied on the exemption from the registration requirements of the Securities Act by virtue of Section 4(2) thereof and Regulation D promulgated thereunder. Each of the Warrants issued and sold contain restrictive legends preventing the sale, transfer or other disposition of such Warrants and the shares underlying such Warrants unless registered under the Securities Act. As described in Item 1.01 of this current report, the Company has agreed to file a registration statement for the resale of the shares of common stock underlying the Warrants. This current report is not an offer to sell or the solicitation of an offer to buy shares of common stock or other securities of the Company.
The foregoing is a summary of the terms of the Warrants, and does not purport to be complete. This summary is qualified in its entirety by reference to the full text of each of the Warrants, which are attached hereto as Exhibits 4.2 and 4.3, respectively, and are incorporated by reference herein.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.
4.1	Registration Rights Agreement by and among Antares Pharma, Inc., MMV Financial Inc. and HSBC Capital (Canada) Inc., dated February 26, 2007

4.2	Warrant for the Purchase of Shares of Common Stock issued by Antares Pharma, Inc. to MMV Financial Inc., dated February 26, 2007

4.3	Warrant for the Purchase of Shares of Common Stock issued by Antares Pharma, Inc. to HSBC Capital (Canada) Inc., dated February 26, 2007

10.1	Credit Agreement by and among Antares Pharma, Inc., MMV Financial Inc. and HSBC Capital (Canada) Inc., dated February 26, 2007

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ANTARES PHARMA, INC.

Date: March 2, 2007	By:	ROBERT F. APPLE
Robert F. Apple
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Document
4.1	Registration Rights Agreement by and among Antares Pharma, Inc., MMV Financial Inc. and HSBC Capital (Canada) Inc., dated February 26, 2007

4.2	Warrant for the Purchase of Shares of Common Stock issued by Antares Pharma, Inc. to MMV Financial Inc., dated February 26, 2007

4.3	Warrant for the Purchase of Shares of Common Stock issued by Antares Pharma, Inc. to HSBC Capital (Canada) Inc., dated February 26, 2007

10.1	Credit Agreement by and among Antares Pharma, Inc., MMV Financial Inc. and HSBC Capital (Canada) Inc., dated February 26, 2007